UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26745 Malibu Hills Road
 Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On December 11, 2013, the Compensation Committee of the Board of Directors of On Assignment, Inc. (the “Company”) approved discretionary equity grants of restricted stock units (“RSUs”) for the officers of its Apex Systems, Inc. (“Apex”) who are named executive officers, in consideration of their outstanding performance in 2013 as follows:

Name	Title	Value of RSU Grants	Number of RSUs Granted
Randall Blazer	President, Apex	$100,000	3,044
Theodore Hanson	Chief Financial Officer, Apex	$70,000	2,130

The RSU grants were made pursuant to the Company’s 2010 Incentive Award Plan, as amended (the “Plan”), and the grant date was December 16, 2013 (the “Grant Date”). The number of RSUs granted was determined by dividing the dollar values set forth under “Value of RSU Grants” by $32.85, the fair market value (as defined in the Plan, which is the closing sales price on the date of grant) per share. The vesting period for these grants is three years, with 25% of the awards vesting on the first anniversary of the Grant Date, and the remaining 75% of the awards vesting in eight equal, consecutive quarterly installments thereafter, upon each quarterly anniversary of the Grant Date, contingent upon the employee’s continued service to the Company through each vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 17, 2013	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary